Exhibit 99.1

FOR IMMEDIATE ISSUE

FOR:	MDC Partners Inc.	CONTACT:	Erica Bartsch
	745 Fifth Avenue, 19th Floor		Sloane & Company
	New York, NY 10151		212-446-1875
IR@mdc-partners.com

MDC PARTNERS INC. REPORTS RESULTS FOR THE
THREE MONTHS ENDED MARCH 31, 2019

FIRST QUARTER HIGHLIGHTS:

•	Revenue of $328.8 million versus $327.0 million a year ago, an increase of 0.6%.

•	Organic revenue decrease of 0.9%

•

Net loss attributable to MDC Partners common shareholders of $2.5 million in the first quarter of 2019 versus a loss of $31.4 million a year ago. Net loss attributable to MDC Partners common shareholders for the last twelve months (LTM) of $103.3 million as of March 31, 2019 versus $132.3 million loss as of December 31, 2018.

•	Adjusted EBITDA of $21.5 million versus $7.8 million a year ago, an increase of 175%. Adjusted EBITDA Margin of 6.5%, an increase of 410 basis points compared to prior year quarter.

•	Covenant EBITDA (LTM) of $183.8 million versus $172.6 million at year end 2018, an increase of 6.5%. (Refer to Schedule 5)

New York, NY, May 7, 2019 (NASDAQ: MDCA) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three months ended March 31, 2019.

“In a time of continued disruption in the advertising industry, MDC Partners is off to a solid start in 2019 with Adjusted EBITDA significantly ahead of the first quarter of last year as a result of our cost-savings initiatives,” said Mark Penn, Chairman and CEO of MDC Partners. “The 175% increase in Adjusted EBITDA puts us on a path to return to both bottom and top-line growth and achieve significant positive cash flow by year end, as we expect new measures to further increase efficiencies, encourage intra-agency cooperation and expand the offerings of our lead agencies.

We are implementing a two-year plan designed to transform MDC to the model of a modern marketing services company, combining top creative talent with leading data, research, strategy, digital and media offerings. The talent in the network is already impressive in its ability to work for the top clients in the world and we plan to enhance our capabilities to deliver more impactful results for those same clients. In addition to facilitating revenue growth, we will bring comp to revenue ratio, real estate and other key costs in line to create meaningfully improved margins and cash flow through 2020. We plan to issue two-year guidance for this plan."

David Doft, Chief Financial Officer, added, "The impact of our cost savings initiatives in 2018 are clear, with reductions in staff, real estate and corporate expense during the quarter, helping to drive Adjusted EBITDA growth. We see continued opportunity for efficiency in 2019 and remain focused on optimizing our profit margin while reinvigorating the business."

First Quarter Financial Results

Revenue for the first quarter of 2019 was $328.8 million versus $327.0 million for the first quarter of 2018, an increase of 0.6%. The effect of foreign exchange due to the strong US Dollar was negative 1.6%, the impact of non-GAAP acquisitions (dispositions), net was positive 3.0%, and the organic revenue decrease was 0.9%. Organic revenue was favorably impacted by 242 basis points from increased billable pass-through costs incurred on clients’ behalf from certain of our partner firms acting as principal.

Net New Business wins in the first quarter of 2019 totaled a decline of $11.7 million due to client losses at one core agency within the Global Integrated Agencies segment and in the Media Services segment. Excluding these, the remainder of the business delivered net new business wins of $21.9 million.

Net loss attributable to MDC Partners common shareholders for the first quarter of 2019 was $2.5 million, an improvement versus net loss of $31.4 million for the first quarter of 2018. This change is primarily due to a decline in expenses driven by lower staff costs and a reduction in deferred acquisition costs as well as foreign exchange gain in the first quarter of 2019 as compared to a foreign exchange loss in the first quarter in 2018. Diluted loss per share attributable to MDC Partners common shareholders for the first quarter of 2019 was a loss of $0.04 versus diluted loss per share of $0.56 for the first quarter of 2018.

Adjusted EBITDA for the first quarter of 2019 was $21.5 million versus $7.8 million for the first quarter of 2018, an increase of 175%. The improvement was driven by reduced staff and occupancy costs and lower corporate costs following cost reduction initiatives taken in 2018. This led to a 410 basis-point improvement in Adjusted EBITDA margin in the first quarter of 2019 to 6.5% from 2.4% in the first quarter of 2018.

Net loss attributable to MDC Partners common shareholders for the last twelve months (LTM) was $103.3 million as of March 31, 2019 versus a $132.3 million loss as of December 31, 2018.

Covenant EBITDA for the last twelve months (LTM) was $183.8 million at March 31, 2019 versus $172.6 million at December 31, 2018, an increase of 6.5%. The change was primarily driven by the increase in Adjusted EBITDA, partially offset by the impact of the Kingsdale sale and a reduction in severance and one time professional fees.

Financial Outlook

2019 financial guidance is revised as follows:

2019 Outlook Commentary *

Organic Revenue Growth	We expect approximately 0% to 2% growth in organic revenue.

Foreign Exchange Impact, net	Assuming currency rates remain where they are, and based on our most recent projections, the net impact of foreign exchange is expected to decrease revenue by 1%.

Impact of Non-GAAP Acquisitions (Dispositions), net	Our current expectations are that the impact of acquisitions, net of disposition activity, will decrease revenue by approximately 90 basis points.

Covenant EBITDA and Adjustments	The Company expects to complete fiscal year 2019 with approximately $175 million to $185 million of Covenant EBITDA. The Company has applied certain pro forma and other adjustments, as expressly provided under the credit facility to derive its 2019E Covenant EBITDA forecast.

* The Company has excluded a quantitative reconciliation with respect to the Company’s 2019 guidance under the “unreasonable efforts” exception in item 10(e)(1)(i)(B) of Regulation S-K See "Non-GAAP Financial Measures" below for additional information

Conference Call

Management will host a conference call on Tuesday, May 7, 2019, at 8:30 a.m. (ET) to discuss results. The conference call will be accessible by dialing 1-412-902-4266 or toll free 1-888-346-6216. An investor presentation has been posted on our website at www.mdc-partners.com and may be referred to during the conference call.

A recording of the conference call will be available one hour after the call until 12:00 a.m. (ET), May 14, 2019, by dialing 1-412-317-0088 or toll free 1-877-344-7529 (passcode 10131220), or by visiting our website at www.mdc-partners.com.

About MDC Partners Inc.

MDC Partners is one of the most influential marketing and communications networks in the world. As "The Place Where Great Talent Lives," MDC Partners is celebrated for its innovative advertising, public relations, branding, digital, social and event marketing agency partners, which are responsible for some of the most memorable and effective campaigns for the world's most respected brands. By leveraging technology, data analytics, insights and strategic consulting solutions, MDC Partners drives creative excellence, business growth and measurable return on marketing investment for over 1,700 clients worldwide. For more information about MDC Partners and its partner firms, visit our website at www.mdc-partners.com and follow us on Twitter at http://www.twitter.com/mdcpartners.

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. Such non-GAAP financial measures include the following:

(1) Organic Revenue: “Organic revenue growth” and “organic revenue decline” refer to the positive or negative results, respectively, of subtracting both the foreign exchange and acquisition (disposition) components from total revenue growth. The acquisition (disposition) component is calculated by aggregating prior period revenue for any acquired businesses, less the prior period revenue of any businesses that were disposed of during the current period. The organic revenue growth (decline) component reflects the constant currency impact of (a) the change in revenue of the partner firms which the Company has held throughout each of the comparable periods presented, and (b) “non-GAAP acquisitions (dispositions), net”. Non-GAAP acquisitions (dispositions), net consists of (i) for acquisitions during the current year, the revenue effect from such acquisition as if the acquisition had been owned during the equivalent period in the prior year and (ii) for acquisitions during the previous year, the revenue effect from such acquisitions as if they had been owned during that entire year (or same period as the current reportable period), taking into account their respective pre-acquisition revenues for the applicable periods, and (iii) for dispositions, the revenue effect from such disposition as if they had been disposed of during the equivalent period in the prior year.

(2) Net New Business: Estimate of annualized revenue for new wins less annualized revenue for losses incurred in the period.

(3) Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that represents operating profit plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.

(4) Covenant EBITDA: Covenant EBITDA is a measure that includes pro forma adjustments for acquisitions, one-time charges, and other items, as defined in the Credit Agreement. We believe that the presentation of Covenant EBITDA is appropriate as it eliminates the effect of certain non-cash and other items not necessarily indicative of a company’s underlying operating performance. In addition, the presentation of Covenant EBITDA provides additional information to investors about the calculation of, and compliance with, certain financial covenants in the Credit Agreement.

Included in this earnings release are tables reconciling MDC Partners’ reported results to arrive at certain of these non-GAAP financial measures. We are unable to reconcile our projected 2019 Organic Revenue Growth to the corresponding GAAP measure because we are unable to predict the 2019 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates and because we are unable to predict the occurrence or impact of any acquisitions, dispositions, or other potential changes. We are unable to reconcile our projected 2019 Covenant EBITDA to the corresponding GAAP measure because the amount and timing of many future charges that impact these measures (such as amortization of future acquired intangible assets, foreign exchange transaction gains or losses, impairment charges, provision or benefit for income taxes, and certain assumptions used in the calculation of deferred acquisition consideration) are variable, uncertain, or out of our control and therefore cannot be reasonably predicted without unreasonable effort, if at all. As a result, we are unable to provide reconciliations of these measures. In addition, we believe such reconciliations could imply a degree of precision that might be confusing or misleading to investors. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on future GAAP financial results.

This press release contains forward-looking statements. Statements in this press release that are not historical facts, including without limitation statements about the Company’s beliefs and expectations, earnings guidance, recent business and economic trends, potential acquisitions, and estimates of amounts for redeemable noncontrolling interests and deferred acquisition consideration, constitute forward-looking statements. Words such as “estimates”, “expects”, “contemplates”, “will”, “anticipates”, “projects”, “plans”, “intends”, “believes”, “forecasts”, “may”, “should”, and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with severe effects of international, national and regional economic conditions;

•	the Company’s ability to attract new clients and retain existing clients;

•	the spending patterns and financial success of the Company’s clients;

•	the Company’s ability to retain and attract key employees;

•	the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to redeemable noncontrolling interests and deferred acquisition consideration;

•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and

•	foreign currency fluctuations

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Company’s Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(US$ in 000s, Except per Share Amounts)

	Three Months Ended March 31,
	2019	2018
Revenue:
Services	$328,791	$326,968
Operating expenses:
Cost of services sold	237,153	243,030
Office and general expenses	67,118	83,879
Depreciation and amortization	8,838	12,375
Other asset impairment	—	2,317
	313,109	341,601
Operating income (loss)	15,682	(14,633)
Other Income (Expenses):
Interest expense and finance charges, net	(16,760)	(16,083)
Foreign exchange gain (loss)	5,442	(6,660)
Other, net	(3,383)	441
	(14,701)	(22,302)
Income (loss) before income taxes and equity in earnings of non-consolidated affiliates	981	(36,935)
Income tax expense (benefit)	748	(8,330)
Income (loss) before equity in earnings of non-consolidated affiliates	233	(28,605)
Equity in earnings of non-consolidated affiliates	83	86
Net income (loss)	316	(28,519)
Net income attributable to the noncontrolling interests	(429)	(897)
Net loss attributable to MDC Partners Inc.	(113)	(29,416)
Accretion on convertible preference shares	(2,383)	(2,027)
Net loss attributable to MDC Partners Inc. common shareholders	$(2,496)	$(31,443)
Loss Per Common Share:
Basic
Net loss attributable to MDC Partners Inc. common shareholders	$(0.04)	$(0.56)
Diluted
Net loss attributable to MDC Partners Inc. common shareholders	$(0.04)	$(0.56)
Weighted Average Number of Common Shares Outstanding:
Basic	60,258,102	56,415,042
Diluted	60,258,102	56,415,042

SCHEDULE 2

MDC PARTNERS INC.

UNAUDITED REVENUE RECONCILIATION

(US$ in 000s, except percentages)

	Three Months Ended
	Revenue $	% Change
March 31, 2018	$326,968

Organic revenue growth (decline) (1)	(2,890)	(0.9)%
Non-GAAP acquisitions (dispositions), net	9,852	3.0%
Foreign exchange impact	(5,139)	(1.6)%
Total change	1,823	0.6%
March 31, 2019	$328,791

(1) “Organic revenue growth” and “organic revenue decline” refer to the positive or negative results, respectively, of subtracting both the foreign exchange and acquisition (disposition) components from total revenue growth. The acquisition (disposition) component is calculated by aggregating prior period revenue for any acquired businesses, less the prior period revenue of any businesses that were disposed of during the current period. The organic revenue growth (decline) component reflects the constant currency impact of (a) the change in revenue of the partner firms which the Company has held throughout each of the comparable periods presented, and (b) “non-GAAP acquisitions (dispositions), net”. Non-GAAP acquisitions (dispositions), net consists of (i) for acquisitions during the current year, the revenue effect from such acquisition as if the acquisition had been owned during the equivalent period in the prior year and (ii) for acquisitions during the previous year, the revenue effect from such acquisitions as if they had been owned during that entire year (or same period as the current reportable period), taking into account their respective pre-acquisition revenues for the applicable periods, and (iii) for dispositions, the revenue effect from such disposition as if they had been disposed of during the equivalent period in the prior year.

Note: Actuals may not foot due to rounding

SCHEDULE 3

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended March 31, 2019

	Advertising and Communication	Global Integrated Agencies	Domestic Creative Agencies	Specialist Communications	Media Services	All Other	Corporate	Total
Revenue	$328,791	$129,719	$67,007	$38,953	$20,179	$72,933	$—	$328,791

Net loss attributable to MDC Partners Inc. common shareholders								(2,496)
Adjustments to reconcile to operating profit (loss):
Accretion on convertible preference shares								2,383
Net income attributable to the noncontrolling interests								429
Equity in earning of non-consolidated affiliates								(83)
Income tax expense								748
Interest expense and finance charges, net								16,760
Foreign exchange gain								(5,442)
Other income, net								3,383
Operating income (loss)	$20,504	$3,770	$5,477	$7,077	$(1,834)	$6,014	$(4,822)	$15,682
margin	6.2%	2.9%	8.2%	18.2%	(9.1)%	8.2%		4.8%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	8,621	4,065	$1,239	$567	$691	$2,059	217	8,838
Stock-based compensation	4,545	3,767	$464	$26	$—	$288	(1,573)	2,972
Deferred acquisition consideration adjustments	(7,643)	(4,964)	$(603)	$(1,794)	$687	$(969)	—	(7,643)
Other items, net (2)	—	—	—	—	—	—	1,626	1,626
Adjusted EBITDA (1)	$26,027	$6,638	$6,577	$5,876	$(456)	$7,392	$(4,552)	21,475
margin	7.9%	5.1%	9.8%	15.1%	(2.3)%	10.1%		6.5%

(1) Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, and other items.

(2) Other items, net includes items such as severance expense and other restructuring expenses and costs associated with the company's strategic review process. See Schedule 8 for a reconciliation of amounts.

SCHEDULE 4

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended March 31, 2018

	Advertising and Communication	Global Integrated Agencies	Domestic Creative Agencies	Specialist Communications	Media Services	All Other	Corporate	Total
Revenue	$326,968	$129,524	$66,654	$38,824	$24,684	$67,282	$—	$326,968

Net loss attributable to MDC Partners Inc. common shareholders								(31,443)
Adjustments to reconcile to operating profit (loss):
Accretion on convertible preference shares								2,027
Net income attributable to the noncontrolling interests								897
Equity in earning of non-consolidated affiliates								(86)
Income tax benefit								(8,330)
Interest expense and finance charges, net								16,083
Foreign exchange loss								6,660
Other income, net								(441)
Operating income (loss)	$(561)	$(13,593)	$2,878	$3,728	$(19)	$6,445	$(14,072)	$(14,633)
margin	(0.2)%	(10.5)%	4.3%	9.6%	(0.1)%	9.6%		(4.5)%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	12,151	7,410	1,293	966	637	1,845	224	12,375
Other asset impairment	—	—	—	—	—	—	2,317	2,317
Stock-based compensation	3,789	2,460	410	187	74	658	1,248	5,037
Deferred acquisition consideration adjustments	2,585	1,434	229	$508	82	332	—	2,585
Distributions from non- consolidated affiliates (2)	—	—	—	—	—	—	20	20
Other items, net (3)	—	—	—	—	—	—	122	122
Adjusted EBITDA (1)	$17,964	$(2,289)	$4,810	$5,389	$774	$9,280	$(10,141)	7,823
margin	5.5%	(1.8)%	7.2%	13.9%	3.1%	13.8%		2.4%

(1) Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, other asset impairment, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items.

(2) Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).

(3) Other items, net includes items such as severance expense and other restructuring expenses and costs associated with the company's strategic review process. See Schedule 8 for a reconciliation of amounts.

SCHEDULE 5

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO COVENANT EBITDA

(US$ in 000s)

	2018				2019	Covenant EBITDA (LTM) (1)
	Q1	Q2	Q3	Q4	Q1	Q4-2018 - LTM	Q1-2019 - LTM
Net income (loss) attributable to MDC Partners Inc. common shareholders	(31,443)	1,133	(18,234)	(83,749)	$(2,497)	$(132,293)	$(103,347)
Adjustments to reconcile to operating profit (loss):
Accretion on and net income allocated to convertible preference shares	2,027	2,273	2,109	2,151	2,383	8,560	8,916
Net income attributable to the noncontrolling interests	897	2,545	2,458	5,885	429	11,785	11,317
Equity in earning of non-consolidated affiliates	(86)	28	(300)	296	(83)	(62)	(59)
Income tax expense	(8,330)	1,977	2,986	34,970	748	31,603	40,681
Interest expense and finance charges, net	16,083	16,859	17,063	17,070	16,760	67,075	67,752
Foreign exchange loss (gain)	6,660	6,549	(3,275)	13,324	(5,442)	23,258	11,156
Other income, net	(441)	(592)	(189)	992	3,383	(230)	3,594
Operating income (loss)	(14,633)	30,772	2,618	(9,061)	15,682	9,696	40,011

Adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	12,375	11,703	11,134	10,984	8,838	46,196	42,659
Goodwill and other asset impairment	2,317	-	21,008	56,732	-	80,057	77,740
Stock-based compensation	5,037	5,603	6,242	1,534	2,972	18,416	16,351
Deferred acquisition consideration adjustments	2,587	(5,067)	11,003	(8,980)	(7,643)	(457)	(10,687)
Distributions from non- consolidated affiliates	20	11	478	270	-	779	759
Other items, net (2)	122	(68)	7,347	478	1,626	7,879	9,383
Adjusted EBITDA	7,825	42,954	59,830	51,957	21,475	162,566	176,216

Adjustments to reconcile to Covenant EBITDA:
Proforma acquisitions/dispositions	(1,189)	(3,558)	(1,195)	(2,148)	(1,965)	(8,090)	(8,866)
Severance due to eliminated positions	2,955	4,169	1,155	3,615	2,747	11,894	11,686
Other adjustments, net (3)	1,706	2,067	600	1,877	199	6,250	4,743
	$11,297	$45,632	$60,390	$55,301	$22,456	$172,620	$183,779

(1) Covenant EBITDA is a measure that includes pro forma adjustments for acquisitions, one-time charges, and other adjustments, as defined in the Credit Agreement. Covenant EBITDA is calculated as the aggregate of operating results for the rolling last twelve months (LTM). Each quarter is presented to provide the information utilized to calculate Covenant EBITDA. Historical Covenant EBITDA may be recasted in the current period for any proforma adjustments related to acquisitions and/or dispositions in the current period.

(2) Other items, net includes items such as severance expense and other restructuring expenses and costs associated with the company's strategic review process. See Schedule 8 for a reconciliation of amounts.

(3) Other adjustments, net primarily includes one time professional fees and costs associated with real estate consolidation.

SCHEDULE 6

MDC PARTNERS INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(US$ in 000s)

	March 31, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$26,372	$30,873
Accounts receivable, less allowance for doubtful accounts of $2,066 and $1,879	438,648	395,200
Expenditures billable to clients	46,663	42,369
Assets held for sale	11,861	78,913
Other current assets	44,689	42,499
Total Current Assets	568,233	589,854
Fixed assets, at cost, less accumulated depreciation of $134,905 and $128,546	85,456	88,189
Right of use assets - operating leases	246,643	—
Investment in non-consolidated affiliates	6,586	6,556
Goodwill	742,775	740,955
Other intangible assets, net, less accumulated amortization of $164,347 and $161,868	64,858	67,765
Deferred tax assets	92,439	92,741
Other assets	26,129	25,513
Total Assets	$1,833,119	$1,611,573
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$214,694	$221,995
Accruals and other liabilities	251,300	313,141
Liabilities held for sale	11,218	35,967
Advance billings	171,151	138,505
Current portion of lease liabilities - operating leases	44,129	—
Current portion of deferred acquisition consideration	36,521	32,928
Total Current Liabilities	729,013	742,536
Long-term debt	919,050	954,229
Long-term portion of deferred acquisition consideration	39,862	50,767
Long-term lease liabilities - operating leases	248,609	—
Other Liabilities	17,523	54,255
Deferred tax liabilities	5,329	5,329
Total Liabilities	1,959,386	1,806,994
Redeemable Noncontrolling Interests	48,006	51,546
Commitments, Contingencies and Guarantees
Shareholders' Deficit:
Convertible preference shares, 145,000 authorized, issued and outstanding at March 31, 2019 and 95,000 at December 31, 2018	152,117	90,123
Common stock and other paid in capital	98,693	58,579
Accumulated deficit	(465,016)	(464,903)
Accumulated other comprehensive (loss) income	(290)	4,720
MDC Partners Inc. Shareholders' Deficit	(214,496)	(311,481)
Noncontrolling Interests	40,223	64,514
Total Shareholders' Deficit	(174,273)	(246,967)
Total Liabilities, Redeemable Noncontrolling Interests and Shareholders' Deficit	$1,833,119	$1,611,573

SCHEDULE 7

MDC PARTNERS INC.

UNAUDITED SUMMARY CASH FLOW DATA

(US$ in 000s)

	Three Months Ended March 31,
	2019	2018
Net cash used in operating activities	$(81,200)	$(61,033)
Net cash provided by (used in) investing activities	18,101	(3,868)
Net cash provided by financing activities	60,753	47,618
Effect of exchange rate changes on cash, cash equivalents, and cash held in trusts	(576)	306
Net decrease in cash, cash equivalents, and cash held in trusts including cash classified within assets held for sale	$(2,922)	$(16,977)
Change in cash and cash equivalents held in trusts classified within held for sale	(3,307)	(165)
Change in cash and cash equivalents classified within assets held for sale	1,728	—
Net decrease in cash and cash equivalents	$(4,501)	$(17,142)

SCHEDULE 8

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF COMPONENTS OF NON- GAAP MEASURES

(US$ in 000s)

	2018					2019
	Q1	Q2	Q3	Q4	FY	Q1
NON-GAAP ACQUISITIONS (DISPOSITIONS), NET
GAAP revenue from current year acquisitions	$—	$11,066	$12,734	$12,317	$36,117	$—
GAAP revenue from prior year acquisitions (1)	—	—	—	—	—	15,685
Impact of adoption of ASC 606 exclusion	—	450	(1,122)	504	(168)	—
Contribution to organic revenue (growth) decline (2)	—	(3,417)	(945)	(3,243)	(7,605)	(4,008)
Prior year revenue from dispositions (3)	(5,261)	(5,592)	(3,847)	—	(14,700)	(1,825)
Non-GAAP acquisitions (dispositions), net	$(5,261)	$2,507	$6,820	$9,578	$13,644	$9,852

	2018					2019
	Q1	Q2	Q3	Q4	FY	Q1
OTHER ITEMS, NET
SEC investigation and class action litigation expenses	$122	$235	$(88)	$131	$400	$—
D&O insurance proceeds	—	(303)	(231)	(24)	(558)	—
Severance and other restructuring expenses	—	—	7,665	372	8,037	—
Strategic review process costs	—	—	—	—	—	1,626
Total other items, net	$122	$(68)	$7,346	$479	$7,879	$1,626

	2018					2019
	Q1	Q2	Q3	Q4	FY	Q1
CASH INTEREST, NET & OTHER
Cash interest paid	$(649)	$(30,765)	$(1,597)	$(31,001)	$(64,012)	$(1,629)
Bond interest accruals adjustment	(14,625)	14,625	(14,625)	14,625	—	(14,625)
Adjusted cash interest paid	(15,274)	(16,140)	(16,222)	(16,376)	(64,012)	(16,254)
Interest income	148	159	91	227	625	149
Total cash interest, net & other	$(15,126)	$(15,981)	$(16,131)	$(16,149)	$(63,387)	$(16,105)

	2018					2019
	Q1	Q2	Q3	Q4	FY	Q1
CAPITAL EXPENDITURES, NET
Capital expenditures	$(3,799)	$(5,890)	$(5,543)	$(5,032)	$(20,264)	$(3,606)
Landlord reimbursements	219	851	291	442	1,803	1
Total capital expenditures, net	$(3,580)	$(5,039)	$(5,252)	$(4,590)	$(18,461)	$(3,605)

	2018					2019
	Q1	Q2	Q3	Q4	FY	Q1
MISCELLANEOUS OTHER DISCLOSURES
Net income attributable to the noncontrolling interest	$897	$2,545	$2,458	$5,885	$11,785	$429
Cash taxes	$1,333	$1,293	$2,196	$(986)	$3,836	$1,677

(1) GAAP revenue from prior year acquisitions for 2019 and 2018 relates to acquisitions which occurred in 2018 and 2017, respectively.

(2) Contributions to organic revenue growth (decline) represents the change in revenue, measured on a constant currency basis, relative to the comparable pre-acquisition period for acquired businesses that is included in the Company's organic revenue growth (decline) calculation.

(3) Prior year revenue from dispositions reflects the incremental impact on revenue for the comparable period after the Company's disposition of such disposed business, plus revenue from each business disposed of by the Company in the previous year through the twelve month anniversary of the disposition.

Note: Actuals may not foot due to rounding.

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